Exhibit 10.8

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into on the 20th day of July, 2020 (the “Effective Date”), by and between GEH Capital, LLC a Delaware limited liability company (“Assignor”), and Adara Enterprises Corp. (f/k/a Imation Enterprises Corp.), a Delaware corporation (“Assignee”).

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Article I for the purposes of this Agreement:

1.1. “Encumbrance” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant person or entity under the Uniform Commercial Code or comparable law of any jurisdiction).

1.2. “Intellectual Property Rights” means, collectively, (a) all patent rights and all rights, title and interest in all letters patent, design patents, utility models, or equivalent or similar rights and applications, including any reissue, continuation, division, continuation-in-part, revision, extension applications thereof; (b) all copyrights, and all rights, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests; (c) all mask work rights, and all rights, title and interest in all mask work rights, mask work right registrations, and applications for mask work right registration, certificate of mask work rights; (d) all right, title and interest in all trade secrets and trade secret rights; and (e) all other intellectual property, proprietary and moral rights, including without limitation all trademarks, trade names, brands and logos, together with any associated business goodwill.

1.3. “Proprietary Software” means Assignor’s proprietary quantitative trading software in object code and source code form, and all related operating systems and specifications, databases, database management code, utilities, applications, menus, images, icons, forms, engines, platforms, algorithms, compilers, applets, subroutines, development tools, design tools, user interfaces and documentation, including all developer notes, comments and annotations.

ARTICLE II

ASSIGNMENT AND OWNERSHIP

2.1. Assignment. Assignor hereby irrevocably and unconditionally transfers, conveys and assigns to Assignee, free and clear of all Encumbrances, all rights, title and interest in, to and under (a) the Proprietary Software together with all Intellectual Property Rights therein or thereto, whether or not registered or registrable, including, without limitation, the right to modify, translate, arrange, transform, revise or adapt the Proprietary Software to create derivative works and the right to utilize such derivative works; (b) all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the foregoing whether before or hereafter accrued, including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement; and (c) all benefits and privileges under or on account of any of the foregoing, including the right to collect royalties or other payments due or payable on or after the Effective Date, all of the foregoing to be held by Assignee for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by such Assignor if this Assignment had not been made. Assignor shall not retain any rights whatsoever to use or claim ownership of the Proprietary Software or any Intellectual Property Rights therein or thereto, and Assignor agrees not to challenge the validity of Assignee’s exclusive ownership, file applications or registrations thereof, or take any other actions inconsistent with Assignee’s ownership of the Proprietary Software or Intellectual Property Rights therein or thereto.

1

2.2. Ownership of Derivative Works. Assignor hereby acknowledges and agrees that Assignee shall own all rights, title and interest in and to any modifications, translations, arrangements, transformations, revisions, adaptations or other derivative works or inventions, materials or works of authorship prepared, developed or created by Assignee based on all or any portion of the Proprietary Software, including, without limitation, all Intellectual Property Rights therein or thereto.

2.3. Further Actions; Waiver of Moral Rights. Assignor shall (a) promptly deliver to Assignee all forms and other documents reasonably requested by Assignee to assign, and perfect the assignment of, all rights, title and interest in the Proprietary Software including all Intellectual Property Rights therein or thereto, (b) waive, and hereby does waive, any “moral” rights with respect to the Proprietary Software, including but not limited to rights of attribution and integrity arising from all or any part of the copyrights included in the Proprietary Software, together with all claims for damages and other remedies asserted on the basis of moral rights, and transfers, conveys and assigns unto Assignee any waivers granted to such Assignor of any such moral rights, in each case, to fullest extent permitted by applicable laws, and (c) provide any cooperation and perform any other acts as may be reasonably necessary or appropriate, in the opinion of Assignee’s counsel and at Assignee’s expense, to assign and convey to Assignee all rights, title and interests in the Proprietary Software including all Intellectual Property Rights therein or thereto.

ARTICLE III

PAYMENT

3.1. In consideration of the rights, title and interests assigned herein by Assignor, Assignee shall pay to Assignor one million seven hundred fifty thousand dollars ($1,750,000) in full satisfaction of Assignee’s monetary obligations under this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

Assignor hereby represents, warrants and covenants to Assignee as follows:

4.1. Organization, Standing and Power. Assignor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to carry on its business as now owned and operated by it.

4.2. Authority. Assignor has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by Assignor in connection with the consummation of the transactions contemplated by this Agreement and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, have been duly and validly authorized by all necessary action on the part of Assignor. This Agreement has been duly executed and delivered by or on behalf of Assignor and constitutes the valid and binding obligation of Assignor, enforceable against Assignor.

4.3. No Conflict or Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or constitute a violation of the certificate of formation, limited liability company agreement, operating agreement or other organizational documents of Assignor; (b) conflict with or violate any law, statute, judgment, order, decree or regulation of any legislative body, court or administrative agency, governmental authority or arbitrator applicable to or relating to either Assignor; or (c) conflict with or constitute a breach or default under any agreement or contract by which either Assignor is bound.

2

4.4. Good Faith. Assignor is acting in good faith and is not entering into this Agreement and the transactions contemplated hereunder with the intent to hinder, delay or defraud any person to which it is, or may become, indebted.

4.5. Intellectual Property Rights.

4.5.1. Assignor is not legally bound by any agreement: (a) assigning, or granting any licenses under, any Proprietary Software or any Intellectual Property Rights related thereto; or (b) limiting, restricting, or prohibiting in any manner the use of the Proprietary Software or any Intellectual Property Rights related thereto; or (c) imposing any other obligations or liabilities of any type or in any manner with respect to all or any part of the Proprietary Software or any Intellectual Property Rights related thereto.

4.5.2. The Proprietary Software is original and does not violate, infringe, or misappropriate any rights owned or held by a third party.

4.5.3. As the result of the transactions contemplated hereby, Assignee will, immediately after the completion thereof, own all right, title and interest in and to the Proprietary Software and all Intellectual Property Rights therein, free and clear of any Encumbrances whatsoever.

ARTICLE V

GENERAL

5.1. Indemnification. Assignor shall indemnify, defend, and hold harmless Assignee, its affiliates, and its and their officers, directors, employees, attorneys, consultants and agents (collectively, the “Indemnitees”) from and against any and all claims, losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to the Proprietary Software, or any acts or omissions of Assignor or its officers, directors, employees, attorneys, consultants or agents in breach of any representation, warranty, covenant, obligation or agreement of Assignor set forth in the Agreement.

5.2. Effect of Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

5.3. Entire Agreement; Modification. This Agreement, together with any Exhibits furnished hereunder (which are hereby incorporated into and made part of this Agreement), constitute the sole and entire agreement among the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations, negotiations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties.

5.4. Waiver. Each party hereto may waive, in writing, compliance by the other party with any of the covenants or conditions contained in this Agreement, except those conditions imposed by law. No act, failure to act, practice or custom shall constitute an implied waiver of full compliance with any of the provisions hereof. The granting of a written waiver pursuant to this Section shall apply, unless expressly set forth therein to the contrary, only to the specific incident of noncompliance with the specific provisions of this Agreement set forth therein.

5.5. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

5.6. Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

3

5.7. Successors and Assigns. Assignee may assign this Agreement to a third party without the express permission of either Assignor; provided, however, that any such assignment is binding on any such third party. Assignor may not assign this Agreement without Assignee’s prior consent (not to be unreasonably withheld).

5.8. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

5.9. Choice of Law; Forum. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. Each of Assignor and Assignee hereby submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has signed this Agreement or has caused the same to be signed by its duly authorized officer to be effective as of the Effective Date.

GEH Capital (“Assignor”)

By:
Name:	George Hall
Title:	President
Date:	July 20, 2020

Adara Enterprises Corp. (“Assignee”)

By:
Name:	Daniel Strauss
Title:	President
Date:	July 20, 2020

4